Exhibit 19.3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

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


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               6

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                         Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $6,195,818.94                $1,127.00           $6,196,945.94
  Repurchased Loan Proceeds Related to Interest                           9,050.26                     0.00                9,050.26
                                                                          --------                     ----                --------
      Total                                                          $6,204,869.20                $1,127.00           $6,205,996.20

  Servicer Advances:
  Principal Advances                                                         $0.00                $2,455.25               $2,455.25
  Interest Advances                                                   1,575,293.88                   298.00            1,575,591.88
                                                                      ------------                   ------            ------------
      Total                                                          $1,575,293.88                $2,753.25           $1,578,047.13

  Principal:
  Principal Collections                                             $43,511,876.86               $13,379.27          $43,525,256.13
  Prepayments in Full                                                13,981,278.76                     0.00           13,981,278.76
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        558,246.93                     0.00              558,246.93
  Payahead Draws                                                              0.00                 2,329.69                2,329.69
                                                                              ----                 --------                --------
      Total                                                         $58,051,402.55               $15,708.96          $58,067,111.51

  Liquidation Proceeds                                                                                                  $692,598.00
  Recoveries from Prior Month Charge-Offs                                                                                 15,146.49
                                                                                                                          ---------
      Total Principal Collections                                                                                    $58,774,856.00

  Principal Losses for Collection Period                                                                              $1,528,561.49
  Total Regular Principal Reduction                                                                                  $59,598,128.25

  Total Collections                                                                                                  $66,558,899.33

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $66,558,899.33
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $66,558,899.33

  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,490,673.06        $1,490,673.06                $0.00
   Amount per $1,000 of Original Balance               0.73                 0.73                 0.00

  Net Swap Payment                               $616,359.55

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $108,216.13          $108,216.13               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                     795,984.20           795,984.20                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $3,581,490.95        $3,581,490.95               $0.00                $0.00               $0.00


  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $3,782,165.95        $3,782,165.95               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $60,669,700.77

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        19,240,201.28
   Regular Principal Distribution Amount     48,324,499.70
                                             -------------
      Principal Distribution Amount         $67,564,700.98

  Noteholder Principal Distributions:
   Class A1 Notes                                        $60,669,700.77
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $60,669,700.77

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $60,669,700.77

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $66,558,899.33
  Total Distribution (incl. Servicing Fee)  $66,558,899.33

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               6

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $147.97                   $0.26                  $148.24
  Class A2 A Notes                                               0.00                    2.07                     2.07
  Class A2 B Notes                                               0.00                    1.22                     1.22
  Class A3 Notes                                                 0.00                    2.82                     2.82
  Class A4 Notes                                                 0.00                    3.16                     3.16
  Class B Notes                                                  0.00                    3.52                     3.52
  Class C Notes                                                  0.00                    4.01                     4.01
                                                                 ----                    ----                     ----
      Total Notes                                              $30.24                   $1.78                   $32.02

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $29.64                   $1.85                   $31.49

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,664,159,700.98       0.8293451                $1,603,490,000.21       0.7991099
  Class A1 Notes                               67,564,700.98       0.1647920                     6,895,000.21       0.0168171
  Class A2 A Notes                            200,000,000.00       1.0000000                   200,000,000.00       1.0000000
  Class A2 B Notes                            655,000,000.00       1.0000000                   655,000,000.00       1.0000000
  Class A3 Notes                              392,000,000.00       1.0000000                   392,000,000.00       1.0000000
  Class A4 Notes                              249,260,000.00       1.0000000                   249,260,000.00       1.0000000
  Class B Notes                                60,200,000.00       1.0000000                    60,200,000.00       1.0000000
  Class C Notes                                40,135,000.00       1.0000000                    40,135,000.00       1.0000000
  Class D Certificates                         40,135,000.00       1.0000000                    40,135,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $1,704,294,700.98       0.8326915                $1,643,625,000.21       0.8030493


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.21%                                           5.21%
  Weighted Average Remaining Maturity (WAM)             42.45                                           41.59
  Remaining Number of Receivables                     112,148                                         110,423
  Portfolio Receivable Balance              $1,788,807,667.27                               $1,729,206,274.02

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $6,692,062.96
  Specified Credit Enhancement Amount                                                                        $17,292,062.74
  Yield Supplement Overcollateralization Amount                                                              $84,286,774.32
  Target Level of Overcollateralization                                                                      $90,978,837.28

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,599,999.78
  Specified Reserve Account Balance                                                                           10,599,999.78
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,599,999.78
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,599,999.78
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               6

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $692,598.00
  Recoveries from Prior Month Charge-Offs                                                                                $15,146.49
  Total Principal Losses for Collection Period                                                                        $1,528,561.49
  Charge-off Rate for Collection Period (annualized)                                                                          0.55%
  Cumulative Net Losses for all Periods                                                                               $2,587,158.80


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,065                $16,737,163.23
  61-90 Days Delinquent                                                                           161                 $2,596,321.17
  91-120 Days Delinquent                                                                           52                   $863,914.11
  Over 120 Days Delinquent                                                                         44                   $731,500.78

  Repossesion Inventory                                                                           168                 $2,800,121.81


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2845%
  Preceding Collection Period                                                                                               0.5912%
  Current Collection Period                                                                                                 0.5600%
  Three Month Average                                                                                                       0.4786%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1723%
  Preceding Collection Period                                                                                               0.1873%
  Current Collection Period                                                                                                 0.2327%
  Three Month Average                                                                                                       0.1974%

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               6

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,842,058.18                     $3,060.99
  New Advances                                                                           1,564,427.58                      2,753.25
  Servicer Advance Recoveries                                                            1,014,711.26                        499.75
                                                                                         ------------                        ------
  Ending Servicer Advances                                                              $3,391,774.50                     $5,314.49

  Current Month Interest Advances for Prepaid Loans                                        $10,866.30                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $5,170.45
  Additional Payaheads                                                                                                       475.10
  Payahead Draws                                                                                                           2,539.65
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $3,105.90






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